Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered as of the Effective Date (as defined herein), by and between NETIQ CORPORATION, a Delaware corporation (“Seller”), and CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

This Agreement is made with respect to the following facts and circumstances:

Seller is the owner of certain improved real property located in the City of San Jose (“City”), County of Santa Clara (“County”), California, consisting of approximately six (6) acres commonly known as 3553 North First Street, A.P.N. 097-55-012, and legally described in Exhibit “F” attached hereto (the “Land”). No representation is made by Seller as to the size of the Land.

In consideration of the mutual covenants contained herein, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller the following (collectively, the “Property”): (i) the Land; (ii) any and all improvements, rights, permits, privileges, covenants, conditions and easements appurtenant to the Land, (iii) the Personal Property described in Section 17.18; and (iv) all of Seller’s right, title and interest, if any, in the unexpired warranties and guaranties with respect to the Property (to the extent assignable) (“Warranties”); all of Seller’s right, title and interest, if any, in the plans and specifications for the Improvements (to the extent assignable) (“Plans”); all of Seller’s right, title and interest, if any, in all intangible personal property (other than any tradenames or trademarks of Seller or any affiliated or related entity of Seller) now owned by Seller with respect to the Property, including, without limitation, all governmental permits, approvals and licenses (to the extent assignable) (“Permits”); and all of Seller’s right, title and interest, if any, in the Service Contracts (as defined below, and to the extent assignable) to be assigned to Buyer pursuant to this Agreement (collectively, the “Intangible Property”). Seller also shall transfer to Buyer all of Seller’s right, title and interest in that certain Ground and Rooftop Lease Agreement, dated April 18, 2002 (“Rooftop Lease”), between Seller and GTE Mobilnet of California Limited Partnership d/b/a Verizon Wireless by Cellco Partnership, its General Partner (“GTE”), a copy of which previously has been delivered by Seller to Buyer.

1. Agreement to Purchase and Sell. Subject to the terms and conditions hereof, Seller agrees to sell, and Buyer agrees to purchase, the Property.

2. Purchase Price. The total purchase price for the Property (the “Purchase Price”) shall be Ten Million Two Hundred Seventy Thousand Two Hundred and No/100 Dollars ($10,270,200.00). The Purchase Price shall be paid as follows:

2.1 Deposit. Buyer shall deposit funds with the Title Company (as defined below) in accordance with the following provisions, and all such funds so deposited with the Title Company (including all accrued interest) shall be referred to herein as the “Deposit”:

2.1.1 Initial, Additional Deposits. Within two (2) business days after the date upon which Buyer and Seller each have executed and delivered this Agreement to the other (“Effective Date”), Buyer shall cause Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in immediately available funds to be delivered to the Title Company. The failure of Buyer to deliver the foregoing deposit in a timely fashion shall be a material default and shall entitle Seller, at Seller’s sole option, to terminate this Agreement by giving written notice to Buyer at any time until such funds are delivered by Buyer to the Title Company. Within two (2) business days following the satisfaction or waiver by Buyer of the conditions set forth in Sections 4.2 and 5.2., Buyer shall deliver an additional Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in immediately available funds to the Title Company, for a total Deposit of Five Hundred Thousand and No/100 Dollars ($500,000.00), plus accrued interest. The failure of Buyer to make the foregoing increase in the Deposit in a timely fashion shall be a material default and shall entitle Seller, at Seller’s sole option, to terminate this Agreement by giving written notice to Buyer at any time until such additional deposit is made by Buyer, whereupon this Agreement shall terminate and Seller may recover as liquidated damages the Deposit in possession of the Title Company, as provided in Section 12.1. Subject to the satisfaction of the conditions precedent set forth in Section 6 below, or as otherwise provided herein, from and after the satisfaction or waiver by Buyer of the conditions set forth in Sections 4.2 and 5.2, the Deposit shall be non-refundable to Buyer. The Deposit shall be applied against the payment of the Purchase Price at the Closing.

2.2 Interest on Deposit. The Deposit shall be held in an interest-bearing account by the Title Company as an earnest money deposit toward the Purchase Price. The Deposit shall be held in Escrow (as defined below) in accordance with the provisions of this Agreement with any interest accruing thereon to be paid or credited, except as otherwise provided in this Agreement, to Buyer.

2.3 Disposition of Deposit. At the Closing (as defined below), the Deposit shall be paid to Seller and shall be applied and credited toward the payment of the Purchase Price. If the Closing shall not occur by reason of termination of this Agreement in accordance with Sections 4.2, 5.2, 6.3, 12.2 or 13, then Buyer shall pay all title, survey and escrow charges (either immediately by written check or by a deduction from the Deposit), in which event the Title Company is authorized to deduct such charges from the Deposit, the remaining balance of the Deposit shall be returned to Buyer (subject to Section 4.1), and neither Buyer nor Seller shall have any further obligation or liability to each other, save and except for the obligations of the Buyer and the Seller that are stated to survive the termination of this Agreement (the “Surviving Obligations”). If Buyer breaches its obligation to purchase the Property or this Agreement is terminated by Seller due to a default by Buyer, then the Title Company shall pay to Seller the Deposit, which shall be retained by Seller as liquidated damages, as provided in Section 12.1 hereof.

2.4 Cash Balance. The balance of the Purchase Price, plus or minus prorations and other adjustments as provided in this Agreement, if any, shall be due at Closing and shall be paid by Buyer by wire transfer of immediately available funds paid to the Title Company not later than the date of the Closing.

3. Escrow.

3.1 Opening of Escrow. Seller shall deliver a copy of a fully executed counterpart of this Agreement into escrow (“Escrow”) to be established at Chicago Title Company, Chicago Title Insurance Company, 700 South Flower Street, Suite 3305, Los Angeles, CA 90017, Attention: Frank Jansen, telephone: (213) 488-4346; facsimile: (213) 891-0834 (“Title Company”), on or before two (2) business days following the Effective Date.

3.2 Instructions to Title Company. Seller and Buyer shall each be entitled to submit escrow instructions to the Title Company in connection with the Closing (as defined below) of the Escrow. Seller and Buyer shall, in addition, execute such further escrow instructions as the Title Company may reasonably require in connection with the Closing, so long as such instructions are consistent with the provisions of this Agreement and the escrow instructions of Seller and Buyer. In the event of any conflict between the terms and conditions of this Agreement and the provisions of any escrow instructions prepared by Seller, Buyer or the Title Company, the terms and conditions of this Agreement shall control.

3.3 Closing. The purchase and sale of the Property as contemplated by this Agreement, including but not limited to the delivery of the Deed (as defined below), payment of the Purchase Price and receipt thereof by Seller, and the completion of the other matters required by this Agreement to be done contemporaneously (the “Closing”), shall occur at the offices of the Title Company and be completed by 5:00 p.m. not later than the date that is two (2) business days after the later of the last day of the Due Diligence Contingency Period and the last day of the Title Due Diligence Contingency Period (“Required Closing Date”), or such earlier or later date approved in writing by both Buyer and Seller. The date on which the Closing actually occurs shall be referred to as the “Closing Date”.

3.4 Section 1031 Exchange. Either party shall have the right upon providing the other written notice at least three (3) business days prior to the Closing that it desires to arrange for an IRS Section 1031 exchange of the Property (“Exchange”). Such party shall have the right to arrange for an Exchange of the Property, provided that:

3.4.1 The non-exchanging party will cooperate with the exchanging party and will execute documents reasonably necessary to facilitate the Exchange;

3.4.2 The non-exchanging party shall incur no additional cost or expense or other additional liability in connection with the Exchange;

3.4.3 The exchanging party shall indemnify, defend, protect and hold harmless the non-exchanging party from and against any and all Claims (as defined in Section 4.2.1.2 below) arising out of, in connection with, or as a result of the Exchange;

3.4.4 The Exchange shall not delay the Closing;

3.4.5 The non-exchanging party shall not be required to take title to or sell any property other than the Property in connection with the Exchange; and

3.4.6 The exchanging party shall remain liable to the non-exchanging party for all of the exchanging party’s covenants, warranties and representations under this Agreement even if a person or entity other than the exchanging party takes title to the Property in connection with the implementation of the Exchange.

4. Inspection; Additional Access.

4.1 Documents. To the extent such items are in Seller’s possession, and are not either proprietary to Seller or subject to any agreement by Seller to maintain their confidentiality, within five (5) days after the Effective Date Seller shall provide to Buyer, or make available for inspection at the Property, certain information and documents set forth on Exhibit “A” attached hereto (the “Property Information”). Seller has not undertaken any independent investigation as to the truth or accuracy of the Property Information and is providing the same solely as an accommodation to Buyer, without representation or warranty of any kind as to the thoroughness or accuracy of the information contained therein or Buyer’s ability to rely thereon. The provisions of this Section 4.1 shall survive Closing and/or any expiration or earlier termination of this Agreement, provided that following the Closing, Buyer shall be entitled to employ all data and information with respect to the Property as reasonably required in connection with the ownership and operation of the Property.

4.1.1 Natural Hazard Disclosure Statement. Buyer and Seller acknowledge that Seller is required to disclose if any of the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency; (ii) an area of potential flooding; (iii) a very high fire hazard severity zone; (iv) a wild land area that may contain substantial forest fire risks and hazards; (v) an earthquake fault or special studies zone; or (vi) a seismic hazard zone. Seller has informed Buyer that Seller has engaged the services of Disclosure Source (“Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations with respect to the natural hazards and to report the results of its examination to Buyer and Seller in writing. The provision of the written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller from its disclosure obligations referred to above, and, for the purposes of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Attached hereto as Exhibit “B” is a copy of a current Natural Hazard Disclosure Statement issued by the Natural Hazard Expert with respect to the Property.

4.2 Due Diligence.

4.2.1 Property Inspection. Buyer shall have until 5:00 p.m. Pacific Time on the date that is thirty (30) days after the Effective Date (the “Due Diligence Contingency Period”) in which to examine, inspect, and investigate the Property, and to determine whether the purchase of the Property is satisfactory to Buyer, in its sole and absolute discretion. Buyer may terminate this Agreement pursuant to this Section 4.2.1, in its sole and absolute discretion, by giving written notice of termination (the “Due Diligence Termination Notice”) to Seller and Title Company on or before 5:00 p.m. Pacific Time on the last day of the Due Diligence Contingency Period. Buyer’s failure to notify Seller and Title Company in writing on or before the expiration of the Due Diligence Contingency Period that Buyer has elected to terminate this Agreement pursuant to this Section 4.2.1 shall be deemed as notice to Seller that Buyer has elected to proceed and waive its right to terminate this Agreement pursuant to Section 4.2.1. In the event Buyer elects, or is deemed to have elected, to terminate this Agreement pursuant to this Section 4.2.1, then the provisions of Section 2.3 shall apply and promptly upon such termination, Buyer shall deliver to Seller all Property Information received from Seller and (without representation or warranty) all third party physical inspection reports, including, without limitation, environmental reports (collectively, the “Information”) that Buyer and/or its agents, members, partners, related and affiliated entities, employees, representatives, consultants, contractors, successors or assigns (collectively, “Buyer’s Agents”) obtain or generate in connection with or resulting from Buyer’s investigation of the Property (including, without limitation, any Inspection conducted pursuant to Section 4.2.1.1.1 below), and neither Buyer nor Seller shall thereafter have any further rights or obligations under this Agreement unless expressly provided otherwise herein. If this Agreement is terminated or deemed terminated pursuant to the foregoing provisions of this Section 4.2.1, then neither party shall have any further rights or obligations hereunder (except with respect to those matters expressly set forth to survive such expiration or earlier termination).

4.2.1.1.1 Inspections; Testing. Buyer shall have reasonable access to the Property during the term of this Agreement for the purpose of conducting surveys, architectural, engineering, geotechnical and environmental inspections and tests, and any other physical inspections, studies, or tests reasonably required by Buyer (collectively, the “Inspections”) with respect to the Property. Unless otherwise agreed in writing by Seller, such access shall be during normal business hours and upon prior written notice (or verbal notice wherein Buyer actually speaks with a representative of Seller [not a voicemail message] with written notice delivered immediately thereafter, if requested at such time) to Seller. Such access shall not unreasonably interfere with Seller’s use of the Property and the access to certain areas of the Property may be conditioned upon the execution of a reasonable form of non-disclosure agreement by Buyer or its representatives. Buyer shall maintain for itself and on behalf of its consultants and contractors, or Buyer shall maintain and shall ensure that its agents, consultants and contractors maintain, public liability and property damage insurance insuring against any liability arising out of any entry, tests or investigations of the Property pursuant to the provisions hereof. Such insurance maintained by Buyer and/or its consultants, agents and contractors (as applicable) shall be in the amount of Two Million Dollars ($2,000,000.00) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy maintained by Buyer shall insure the contractual liability of Buyer covering the indemnities herein and shall (i) name the Seller and its successors, assigns and affiliates as additional insureds, (ii) contain a cross-liability provision, and (iii) contain a provision that “the insurance provided by

Buyer hereunder shall be primary and non-contributing with any other insurance available to Seller.” Buyer shall provide Seller with evidence of such insurance coverage prior to any entry, tests or investigations of the Property. The aforementioned insurance coverage may be obtained under a blanket policy carried by Buyer or its agents, consultants or contractors, as the case may be. Notwithstanding the foregoing, Buyer shall not be permitted to undertake any intrusive or destructive testing of the Property, including without limitation a “Phase II” environmental assessment, (“Physical Testing”) without in each instance first obtaining Seller’s written consent thereto, which consent Seller shall not unreasonably withhold. Prior to entering the Property (and on each and every occasion), Buyer shall deliver to Seller prior written notice thereof (or verbal notice wherein Buyer actually speaks with a representative of Seller [not a voicemail message] with written notice delivered immediately thereafter, if requested at such time), and shall afford Seller a reasonable opportunity to have a representative of Seller present to accompany Buyer while Buyer performs its evaluations, inspections, tests, Physical Testing and other investigations of the physical condition, including without limitation, the environmental condition, of the Property. Buyer also shall have the right to contact any governmental agency with respect to the Property, including with respect to any Hazardous Materials (as defined below) on, or the environmental condition of, the Property, including, without limitation, in connection with a “Phase I” or “Phase II” environmental assessment. Prior to any such contact, Buyer shall give Seller written notice thereof (or verbal notice wherein Buyer actually speaks with a representative of Seller [not a voicemail message] with written notice delivered immediately thereafter, if requested at such time), and shall afford Seller a reasonable opportunity to have a representative of Seller present to accompany Buyer while Buyer contacts any such governmental agency; provided that no such notice or opportunity for Seller to be present is required for customary and ordinary inquiries as to zoning. In addition, prior to any entry to perform any necessary on-site inspections, tests, Physical Testing or investigations with respect to the physical condition of the Property, Buyer shall give Seller written notice thereof (or verbal notice wherein Buyer actually speaks with a representative of Seller [not a voicemail message] with written notice delivered immediately thereafter, if requested at such time), including the identity of the company or party(s) who will perform such inspections, tests, Physical Testing or investigations and the proposed scope of the inspections, tests, Physical Testing or investigations, including, without limitation, the soil, drainage and seismic condition of the Property, its compliance with applicable laws, codes, regulations and governmental approvals other than zoning and the availability of utilities and feasibility of the Property for the use intended by Buyer. Seller shall approve or disapprove any proposed inspections, tests, Physical Testing or investigations and the party(s) performing the same within one (1) business day after receipt of such notice. Seller’s failure to advise Buyer of its disapproval of any proposed inspections, tests, Physical Testing or investigations and the party(s) performing the same within such one (1)- business day period shall be deemed Seller’s approval thereof, except to the extent said proposed inspections, tests, Physical Testing or investigations relate to “Phase II” environmental matters, in which event Seller’s failure to advise Buyer of its approval or disapproval of any proposed environmental inspections, tests or investigations and the party(s) performing the same within such one (1) business day period shall be deemed Seller’s disapproval thereof. Notwithstanding anything to the contrary contained in this Agreement, if Buyer believes that applicable law requires disclosure to any governmental authority or regulatory agency regarding any Hazardous Material on or environmental condition of the Property, including, without limitation, in connection with Buyer’s performance of a “Phase I” or “Phase II” environmental site assessment, Buyer shall so notify Seller and Seller shall determine whether disclosure is required and shall make such disclosure, if required in Seller’s sole but reasonable judgment. The term “Hazardous Materials” as used in this Agreement shall mean and refer to (a) any hazardous or toxic wastes, materials or substances, or chemicals, and other pollutants or contaminants, which are or become regulated by applicable local, state, regional and/or federal orders, ordinances, statutes, rules, regulations (as interpreted by judicial and administrative decisions) and laws; (b) asbestos, asbestos-containing materials or urea formaldehyde; (c) polychlorinated biphenyls; (d) flammables, explosive, corrosive or radioactive materials; (e) medical waste and biochemicals; and (f) gasoline, diesel, petroleum or petroleum by-products.

4.2.1.2 Indemnification. Buyer, at its sole cost and expense, shall comply with all applicable federal, state and local laws, rules, statutes, regulations, ordinances, or policies in conducting the Inspections and Physical Testing. Buyer and Buyer’s Agents shall keep the Property free clear of any liens and shall hold harmless, protect, defend (with counsel reasonably acceptable to Seller) and indemnify Seller and Seller’s partners, members, trustees, directors, officers, shareholders, employees, representatives, property managers, asset managers, agents, attorneys, affiliated and related entities, heirs, successors and assigns (collectively, the “Indemnitees”) and the Property from and against any liabilities, claims, demands, judgments, causes of action, losses, costs, damages, penalties, fines, taxes, remedial actions, removal and disposal costs, investigation and remedial costs and expenses (including, without limitation, attorneys’, expert and consultant fees), whether direct or indirect, known or unknown (collectively, “Claims”) arising out of or in connection with Buyer’s or Buyer’s Agents’ entry on the Property and/or their performance of the Inspections and Physical Testing resulting in (1) any injuries to persons (including death) or damage to any property; provided, however, that the foregoing indemnity shall not extend to any liabilities to the extent arising as a result of the mere discovery by Buyer of a pre-existing condition that has a deleterious effect on the Property or any liabilities resulting from the gross negligence or willful misconduct of any of the Indemnitees, or (2) any mechanic’s, workers’ or other liens on the Property, by reason of or relating to the work or activities conducted on the Property by Buyer or Buyer’s Agents. The foregoing provisions shall not be limited by in any way by any other terms of this Agreement, including, without limitation, Section 2.3, and shall survive the Closing and/or the expiration or earlier termination of this Agreement. In no event will Buyer or Buyer’s Agents be liable to Seller in contract, tort or otherwise with respect to any indirect, consequential, special, exemplary or incidental damages in connection with this Agreement or any closing documents.

4.2.1.3 Restoration. Buyer, at its sole cost and expense, shall clean up and repair the Property in whatever manner necessary after Buyer or Buyer’s Agents’ entry thereon so that the Property shall be returned to substantially the same condition that existed prior to Buyer’s or Buyer’s Agents’ entry thereon.

4.3 Buyer’s Information. Seller shall promptly be provided (without representation or warranty) with a copy of all Information that Buyer or Buyer’s Agents obtain or generate in connection with or resulting from their Inspections, Physical Testing and work under Section 4.2. All such nonpublic Information shall be deemed confidential, and Buyer shall not disclose or permit Buyer’s Agents to disclose to any third party, other than Buyer’s consultants, agents, lenders and attorneys associated with the applicable investigation of the Property and other than as may be required by applicable law (subject to the provisions of Section 4.2 above), the results of Buyer’s Inspection.

4.4 Buyer’s Access. If Buyer approves the condition of the Property by the last day of the Due Diligence Contingency Period and timely deposits into Escrow the second installment of the Deposit, from and after the date upon which both of the foregoing have occurred until the Closing Date (“Early Access Period”), Buyer, subject to the prior scheduling of such access with Seller, shall have the right to access unoccupied portions of the Property for planning purposes. In no event shall Buyer have the right to commence construction of any improvements on, in, under or about the Property prior to the Closing Date. Also during the Early Access Period, Buyer shall have the right to market the Property for lease and to show the Property to proposed third party tenants. With respect to showing the Property to proposed tenants, any such showing shall have been scheduled with Seller in advance, upon reasonable prior notice (with such notice to include the identity of the third party and to be in writing or verbally wherein Buyer actually speaks with a representative of Seller [not a voicemail message]), shall be subject to Seller’s security procedures and shall not include any area of the Property deemed by Seller, in its sole and absolute discretion, to contain confidential or proprietary information. Seller shall have the right to have an employee accompany any person entering the Property pursuant to this Section 4.4. Notwithstanding anything to the contrary contained in this Section, Seller shall have the right, in its sole and absolute discretion, to prohibit any third party who is a competitor of Seller from entering the Property. Buyer’s indemnification obligations set forth in Section 4.2.1.2 above shall apply to Buyer’s entry onto the Property pursuant to this Section 4.4.

4.5 Service Contracts. During the Due Diligence Contingency Period Buyer shall notify Seller as to which Service Contracts Buyer will assume (so long as such Service Contracts are assignable) and which Service Contracts shall be terminated by Seller at the end of the Leaseback Period, as defined in Section 18 below . Buyer will assume the obligations arising from and after the end of the Leaseback Period under those Service Contracts that are not in default as of the end of the Leaseback Period and which Buyer has elected to assume. Seller shall terminate at the end of the Leaseback Period all Service Contracts that are not so assumed, including Seller’s property management agreement.

5. Title Review.

5.1 Delivery of Title Report and Survey. Within ten (10) days after the Effective Date, Buyer shall cause to be prepared and delivered to Buyer, with a copy to Seller, a pro forma title report with copies of any title exceptions therein (the “Title Report”) issued by the Title Company with respect to the Property. Buyer, at its election, shall have prepared, at Buyer’s cost, an ALTA survey of the Property necessary to support the issuance of an extended coverage ALTA Owner’s form of Title Policy (“Survey”).

5.2 Title Review and Cure.

5.2.1 Title Review. Buyer shall review title to the Property as disclosed by the Title Report and any Survey. Buyer shall have twenty (20) days from the later of the Buyer’s receipt of the Title Report or the Effective Date (the “Title Due Diligence Contingency Period”), to

object, in its sole and absolute discretion, by written notice of objections delivered to Seller and Title Company (the “Title Objections”), to any title matters shown on the Title Report. Buyer shall have until the last day of the Due Diligence Contingency Period (the “Survey Due Diligence Contingency Period”) to object, in its sole and absolute discretion, by written notice of objections delivered to Seller and Title Company (the “Survey Objections”), to any survey matters disclosed in any Survey. The Title Report and any Survey shall collectively be referred to herein as the “Title Documents.” Buyer’s failure to provide notice of the Title Objections to Seller on or before the expiration of the Title Due Diligence Contingency Period or the Survey Objections on or before the expiration of the Survey Due Diligence Contingency Period shall constitute Buyer’s approval of the Title Documents. If Buyer timely notifies Seller of its Title Objections or Survey Objections, then Seller may notify Buyer in writing within two (2) business days after Seller’s receipt of such notification that: (i) Seller will remove the Title Objections or Survey Objections on or before the Closing, or (ii) Seller will not remove any or certain specified Title Objections or Survey Objections. Seller’s failure to address any Title Objections or Survey Objections in any notice, or failure to give a timely notice as to any Title Objections or Survey Objections, shall constitute Seller’s election not to remove such Title Objections or Survey Objections.

5.2.2 Cure. If Seller does not provide Buyer with timely written notice that it shall remove all Title Objections or Survey Objections, then Buyer may, as its sole and exclusive remedy, terminate this Agreement by giving Seller written notice of such termination within such two (2) business days after the expiration of Seller’s two (2) business- day notice period (and the Closing Date shall be extended for the like number of days to permit Buyer to exercise its rights as aforesaid). Buyer’s failure to terminate this Agreement within such two (2) business day period shall constitute Buyer’s waiver of the Title Objections or Survey Objections. In the case of Buyer’s waiver (or deemed waiver) of the Title Objections or Survey Objections, Seller shall have no obligation to remove or otherwise address such Title Objections or Survey Objections, and such Title Objections or Survey Objections shall be deemed approved. Notwithstanding the foregoing, on or prior to the Closing, Seller shall remove or cause to be removed, at Seller’s cost, any monetary liens or monetary encumbrances affecting the Property that were not caused by Buyer or any of Buyer’s Agents, other than current non-delinquent taxes or assessments. Except for the Title Objections or Survey Objections Seller removes or covenants to remove or is otherwise obligated to remove pursuant to this Section 5.2.2, the matters shown by any of the Title Documents, and any encumbrances arising from the acts of Buyer or Buyer’s Agents, are collectively referred to herein as the “Permitted Exceptions”. After the expiration of the Title Due Diligence Contingency Period or the Survey Due Diligence Contingency Period, but prior to the Closing, Buyer may, at or prior to Closing, notify Seller in writing (the “Subsequent Title/Survey Defects Notice”) of any objection(s) to title exceptions or any Survey (i) raised by the Title Company after the expiration of the Title Due Diligence Contingency Period or the Survey Due Diligence Contingency Period and prior to the Closing, and (ii) not otherwise set forth in the Title Documents prior to the expiration of the Title Due Diligence Contingency Period or the Survey Due Diligence Contingency Period, provided that Buyer must notify Seller of such objection(s) to title within three (3) business days of being made aware of the existence of such exception (and the Closing Date shall be extended for the like number of days to permit Buyer to exercise its rights as aforesaid). If Buyer gives a Subsequent Title/Survey Defects Notice to Seller, Seller shall have until the Closing Date to notify Buyer that (a) Seller will remove such objectionable exceptions from title or the Survey on or before the Closing, provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond thirty (30) days; or (b) Seller elects not to cause such exceptions to be removed. If Seller fails to give such notice timely to Buyer, Seller shall have been deemed to have given notice to Buyer under clause (b). Seller shall have no obligation to remove any title or survey exceptions to which Buyer objects; provided however, that on or prior to the Closing, Seller shall remove or cause to be removed, at Seller’s cost, any monetary liens or monetary encumbrances affecting the Land created by, through or under Seller that Seller has expressly permitted to exist (that were not caused by Buyer or any of Buyer’s Agents), other than current non-delinquent taxes or assessments. The procurement by Seller of a commitment of the Title Company for the Title Policy (defined below) or an endorsement thereto (reasonably satisfactory to Buyer) insuring Buyer against any title or survey exception that was disapproved pursuant to this Section 5.2.2 shall be deemed a cure by Seller of such disapproval. If Seller gives or is deemed to have given notice under clause (b) above, Buyer shall have three (3) business days from the date on which such notice to Buyer is given in which to notify Seller that Buyer will nevertheless proceed with the purchase and take title to the Property subject to such exceptions (collectively, the “New Exceptions”) or that Buyer will terminate this Agreement (and the Closing Date shall be extended for the like number of days to permit Buyer to exercise its rights as aforesaid). If Buyer fails to give such notice in a timely fashion, Buyer shall be deemed to have elected to terminate this Agreement. If this Agreement is terminated or deemed terminated pursuant to the foregoing provisions of this Section 5.2.2, then neither party shall have any further rights or obligations hereunder (except with respect to those matters expressly set forth to survive such expiration or early termination) and the Deposit shall be returned to Buyer in accordance with Section 2.3.

5.2.3 Title Policy. Buyer’s obligation to purchase the Property shall be conditioned upon the Title Company issuing at Closing to Buyer an ALTA extended coverage owner’s form of title insurance policy in the amount of the Purchase Price insuring that fee simple title to the Property is vested in Buyer subject only to the Permitted Exceptions and any New Exceptions (the “Title Policy”). Seller shall execute at Closing an ALTA Statement (Owner’s Affidavit) with such changes as are reasonably acceptable to Seller and Title Company and any other documents, undertakings or agreements reasonably required by the Title Company with such changes as are reasonably acceptable to Seller and Title Company to issue the Title Policy on the Closing Date in accordance with the provisions of this Agreement.

6. Conditions to Closing.

6.1 Seller’s Conditions. The obligation of Seller to sell and convey the Property pursuant to this Agreement is subject to the satisfaction on or before the Closing Date (or such earlier date as is specifically set forth in this Agreement) of all of the following conditions precedent, which conditions are for the benefit of Seller only and the satisfaction of which may be waived only in writing by Seller:

6.1.1 Buyer’s Deliveries. Delivery and execution by Buyer of all monies, items and instruments required to be delivered by Buyer pursuant to this Agreement;

6.1.2 Buyer’s Representations. Buyer’s warranties and representations set forth herein shall be true and correct in all material respects as of the Closing Date; and

6.1.3 Buyer’s Performance. Buyer shall have performed each and every material agreement to be performed by Buyer pursuant to this Agreement.

6.2 Buyer’s Conditions. The obligation of Buyer to acquire the Property pursuant to this Agreement is subject to the satisfaction on or before the Closing Date (or such earlier date as is specifically set forth in this Agreement) of all of the following conditions precedent which conditions are for the benefit of Buyer only and the satisfaction of which may be waived only in writing by Buyer:

6.2.1 Seller’s Deliveries. Delivery and execution by Seller of all instruments and other items required to be delivered by Seller pursuant to this Agreement;

6.2.2 Seller’s Representations. Seller’s warranties and representations set forth herein shall be true and correct in all material respects as of the Closing Date;

6.2.3 Seller’s Performance. Seller shall have performed each and every material agreement to be performed by Seller pursuant to this Agreement; and

6.2.4 Buyer’s Title Policy. As of the Closing, the Title Company shall have issued or shall be irrevocably committed to issue, upon the sole condition of the payment of any premium for which Buyer is responsible hereunder, the Title Policy.

6.2.5 GTE Waiver. GTE shall have waived in writing, in form reasonably satisfactory to Buyer, GTE’s right to exercise a right of first refusal, as set forth in Section 12 of the Rooftop Lease, in connection with Buyer’s purchase of the Property.

6.3 Failure of Conditions. If any of the conditions set forth in Sections 6.1 or 6.2 are not timely satisfied or waived by the applicable party, for any reason other than the default of Buyer or Seller under this Agreement (in which event Section 12 shall apply), then, at the election of the benefited party, this Agreement and the rights and obligations of Buyer and Seller shall terminate and be of no further force or effect except as to those matters as specifically stated in this Agreement to survive expiration or early termination, in which case the Title Company is hereby instructed to return promptly to Buyer the Deposit in accordance with Section 2.3 and to the party which placed such items into Escrow the documents that are held by the Title Company on the date of termination.

6.4 Satisfaction of Conditions. The occurrence of the Closing shall constitute waiver of conditions set forth in Sections 6.1 and 6.2 not otherwise specifically satisfied or waived by Buyer or Seller, except for breaches of which the benefited party does not have actual knowledge as of the Closing; provided, however, that any such breaches shall be deemed waived after the date that is six (6) months after the Closing Date (except as to claims asserted on or before such date, with respect to which Seller’s and Buyer’s obligations shall be extended until resolution of any such claim).

7. Deliveries Into Escrow.

7.1 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following documents duly executed and acknowledged where appropriate:

7.1.1 Deed. A grant deed (the “Deed”) in the form attached hereto as Exhibit “C” conveying the Property to Buyer, subject only to the Permitted Exceptions, as provided in this Agreement, which Deed is to be duly executed and acknowledged by Seller;

7.1.2 FIRPTA. A certificate of non-foreign status to confirm that Buyer is not required to withhold part of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, which is to be duly executed by Seller;

7.1.3 Form 593-W. Franchise Tax Board Form (593-W), which is to be duly executed by Seller;

7.1.4 Assignment and Bill of Sale. An assignment and bill of sale in the form attached hereto as Exhibit “D” conveying to Buyer the Intangible Property and Personal Property (as defined in Section 17.18 below), which is to be duly executed by Buyer and Seller;

7.1.5 Certificate. A certificate from Seller that each of the representations and warranties contained in Section 9 hereof is true and correct in all material respects as set forth herein as of the Closing Date, except as set forth in such certificate;

7.1.6 Intentionally omitted;

7.1.7 Seller’s Authority. Such proof of Seller’s authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by the Title Company; and

7.1.8 Other Documents. Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

7.2 Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following funds and documents duly executed and acknowledged where appropriate:

7.2.1 Cash. The cash portion of the Purchase Price, less the Deposit, and such additional sums as are necessary to pay the Buyer’s share of closing costs, prorations and any fees, as more particularly set forth in Section 8 below;

7.2.2 Buyer’s Authority. Such proof of Buyer’s authority and authorization to enter into this Agreement and consummate the transaction contemplated by this Agreement, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by the Title Company; and

7.2.3 Other Documents. Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

7.3 Delivery to Buyer Upon Closing. Buyer and Seller acknowledge that Seller shall have the right to continue to occupy the Premises after the Closing Date pursuant to the provisions of Section 18 below.

8. Prorations, Closing Costs, Credits.

8.1 Prorations.

8.1.1 Taxes and Assessments. All nondelinquent real estate taxes on the Property shall be prorated based on the actual current tax bill as of 12:01 a.m. on the Closing Date with Seller responsible for all such taxes attributable to the period prior to such date and time and Buyer responsible for all such taxes attributable to the period following such date and time. If after the Closing, supplemental real estate taxes are assessed against the Property by reason of any event occurring prior to the Closing Date, Buyer and Seller shall adjust the proration of the real estate taxes following the Closing. Any current installments with respect to assessments on the Property shall be prorated through Escrow as of 12:01 a.m. on the Closing Date, and Seller shall have no obligation to pay any amount with respect to any such assessments other than the prorated current installment. Any refund in connection with real estate taxes relating to the Property attributable to the period (i) prior to the Closing Date shall be paid to Seller and (ii) on or after the Closing Date shall be paid to Buyer.

8.1.2 Income and Expenses. All income (if any), and the utility charges and charges under Service Contracts to be assumed by Buyer hereunder for the Property shall be prorated based on the actual income and expenses as of 12:01 a.m. on the day immediately following the last day of the Leaseback Period (as defined in Section 18 below, as such Leaseback Period may be extended). The provisions of this Section 8.1.2 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

8.1.3 Calculation of Prorations. All prorations shall be made on the basis of the actual number of days of the month which have elapsed as of 12:01 a.m. on the Closing Date.

8.1.4 Proforma Closing Statement. Buyer and Seller shall reasonably cooperate to produce at least one (1) business day prior to the Closing Date, a schedule of prorations in accordance with the provisions of this Agreement which is as complete and accurate as is then reasonably possible. All prorations which can be reasonably estimated as of the Closing Date shall be made on the Closing Date. All other prorations and any adjustments to the initial estimated prorations shall be made by Buyer and Seller within thirty (30) days following the Closing and/or such later time as may be reasonably required, in the exercise of due diligence to obtain the necessary information. Any net credit due one party from the other as the result of such post-Closing prorations and adjustments shall be paid to the other in cash immediately upon the parties’ written agreement to a final schedule of post-Closing adjustments and prorations. The provisions of Section 8.1 shall survive the Closing and the recordation of the Deed.

8.2 Closing Costs.

8.2.1 Seller’s Costs. Seller shall pay (i) all County of Santa Clara transfer taxes, (ii) one-half of the City of San Jose, transfer tax; (iii) the CLTA portion of the Title Policy, (iv) fifty percent (50%) of all escrow fees, (v) the brokerage commission referenced in Section 14 below, and (vi) its own attorneys’ fees.

8.2.2 Buyer’s Costs. Buyer shall pay (i) fifty percent (50%) of all escrow fees; (ii) all recording costs; (iii) the premium for the ALTA portion of the Title Policy, if any, including any endorsements; (iv) the cost of any Survey; (v) one-half of the City of San Jose transfer tax; and (vi) its own attorneys’ fees.

8.3 Other Expenses. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively. All other closing charges shall be paid by Buyer and Seller in accordance with the custom prevailing in Santa Clara County at the Closing.

9. Seller’s Representations and Warranties. Seller hereby makes the following representations and warranties, each of which (a) is subject to the disclosures made in the Seller Disclosure Statement, attached hereto as Exhibit E, and (b) shall be continuing and shall survive the Closing for a period of six (6) months after the Closing (the “Survival Period”). Any claim based on any of the following representations and warranties must be filed, if at all, before the end of the Survival Period, and the obligations of Seller shall be extended until the resolution of any such claim. Whenever a representation or warranty is being made to Seller’s knowledge, such qualification indicates that the warranty is being made to the current actual knowledge of Richard H. Van Hoesen, Senior Vice President, Finance and Administration, and Chief Financial Officer of NetIQ Corporation, and of John V. Armstrong, Facilities Manager of NetIQ Corporation, without any implied, imputed or constructive knowledge and without any independent investigation having been made or any implied duty to investigate. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was disclosed to Buyer in the Disclosure Statement, disclosed to Buyer in the Property Information, otherwise disclosed to Buyer by Seller in writing, disclosed to Buyer in any Information obtained by Buyer or disclosed to Buyer in any Physical Testing or Inspection of the Property prior to Closing. In addition, no claim for breach of any representation or warranty of Seller shall be made if: (a) on or prior to the date of this Agreement, Buyer had actual knowledge of the inaccuracy of such representation or warranty; or (b) during the period after execution of this Agreement and prior to Closing, (1) Buyer obtained actual knowledge of the inaccuracy of such representation or warranty, (2) such inaccuracy, considered together with all other inaccuracies in Seller’s representations and warranties of which Buyer had knowledge, would have caused the “Seller’s Representations” condition set forth in Section 6.2.2 above not to be satisfied, and (3) Buyer nonetheless elected to proceed with the Closing. Seller shall have no liability to Buyer for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of the Survival Period and any action shall have been commenced by Buyer against Seller within six (6) months after Closing. Except as expressly set forth in this Agreement or any closing document, Seller has not made any warranty or representation, express or implied, written or oral, concerning the Property.

9.1 Notices of Violation. Except to the extent disclosed in the Disclosure Statement, the Property Information, otherwise disclosed to Buyer by Seller in writing or disclosed to Buyer through any Information, Physical Testing or Inspection of the Property, in each case before the expiration of the Due Diligence Contingency Period, to Seller’s knowledge, Seller is not aware of, nor has Seller received any written notice from any governmental authority that, any condition at the Property violates any provision of applicable building codes, zoning or land use laws, other local, state or federal laws and regulations, or restrictive easements or covenants affecting the Property, which violation has not been cured.

9.2 Authority and Execution. The person executing this Agreement on behalf of Seller is duly and validly authorized to do so on behalf of Seller, and that Seller has full right and authority to enter into this Agreement and perform all of its obligations hereunder. This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms. There is no agreement to which Seller is a party or, to Seller’s knowledge, binding on Seller which is in conflict with this Agreement, or which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.

9.3 Possession. Other than Seller and GTE Mobilnet of California Limited Partnership d/b/a Verizon Wireless, there are no parties in possession or occupancy of any of the Property or any parts thereof, nor are there any parties who have any possessory rights with respect to any of the Property or any part thereof.

9.4 Condemnation. Except to the extent disclosed in the Disclosure Statement, Property Information, otherwise disclosed to Buyer by Seller in writing or disclosed to Buyer through any Information, Physical Testing or Inspection of the Property, in each case before the expiration of the Due Diligence Contingency Period, to Seller’s knowledge, Seller has not received any written notice from any governmental authority, nor is Seller aware, of any existing, pending or threatened condemnation or taking by eminent domain of any part of the Property.

9.5 Litigation. Except to the extent disclosed in the Disclosure Statement, Property Information, otherwise disclosed to Buyer by Seller in writing or disclosed to Buyer through any Information, Physical Testing or Inspection of the Property, in each case prior to the expiration of the Due Diligence Contingency Period, to Seller’s knowledge, (i) Seller has not received written notice, nor is Seller aware, of any litigation which has been filed against Seller with respect to the Property, or otherwise affects the Property or use thereof, or Seller’s ability to perform hereunder, and (ii) Seller has not received any written notice of, nor is Seller aware, of any pending or threatened liens, special assessments, impositions or increases in assessed valuations (except as may result from the transaction contemplated by this Agreement) to be made against the Property.

9.6 Environmental. Except to the extent disclosed in the Disclosure Statement, Property Information, otherwise disclosed to Buyer by Seller in writing or disclosed to Buyer through any Information, Physical Testing or Inspection of the Property, in each case prior to the expiration of the Due Diligence Contingency Period, to Seller’s knowledge, during Seller’s period of ownership of the Property, there has been no production, disposal, storage or release by Seller of any Hazardous Materials on or from the Land or Improvements in violation of applicable laws relating thereto.

9.7 Disclosure. Except to the extent disclosed in the Disclosure Statement, Property Information, otherwise disclosed to Buyer by Seller in writing or disclosed to Buyer through any Information, Physical Testing or Inspection of the Property, in each case prior to the Due Diligence Contingency Period, to Seller’s knowledge, other than this Agreement, the documents delivered at Closing pursuant hereto, the Permitted Exceptions, and the Leaseback (if applicable), there are no contracts or agreements of any kind relating to the Property to which Seller or its agents is a party or is bound and which would be binding on Buyer after Closing.

9.8 ERISA. Seller is not and is not acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3 101 of any such employee benefit plan or plans.

9.9 Warranties, Plans, Service Contracts. The Warranties, Plans and Service Contracts to be delivered by Seller to Buyer pursuant to Section 4.1 of this Agreement will be, to Seller’s knowledge, true and complete copies of all Warranties, Plans and Service Contracts affecting the Property.

10. Buyer’s Representations and Warranties. Buyer hereby makes the following representations and warranties, each of which shall survive the Close of Escrow and shall not be limited by any time period, except any applicable statute of limitations under California law:

10.1 Authority to Execute; Organization. Buyer has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Buyer at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Buyer, enforceable in accordance with their terms.

10.2 Conflicts and Pending Action. There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement. There is no action or proceeding pending or, to Buyer’s knowledge, threatened against Buyer which challenges or impairs Buyer’s ability to execute or perform its obligations under this Agreement.

10.3 No Encumbrance. Prior to Closing, Buyer shall neither encumber nor cause any liens to be created against the Property in any way without causing any such encumbrance or lien to be satisfied or released, nor shall Buyer, at any time, record this Agreement or a memorandum thereof, except in connection with a suit for specific performance.

10.4 Principal; Financial Resources. Buyer is acting as a principal in connection with the transaction as contemplated by this Agreement and presently possesses, and will possess as of the Closing, the financial resources to timely consummate the purchase and sale transaction contemplated by this Agreement.

10.5 No Reliance on Documents. All materials, data and Property Information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer. Neither Seller nor any person or entity which prepared any report or reports delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such reports.

10.6 Buyer’s Release. Except for any actual fraud of Seller, and except for the representations and warranties, covenants and indemnities set forth in this Agreement or any closing document, Buyer on its own behalf and on behalf of Buyer’s Agents hereby agrees that each of Seller and the Indemnitees shall be, and are hereby, fully and forever released and discharged from any and all Claims of Buyer or Buyer’s Agents with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property including, without limitation, the physical, environmental and structural condition of the related Land or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared) relating to or arising from (i) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Materials on, in, under or around the Property regardless of when such Hazardous Materials were first introduced in, on or about the Property, (ii) any patent or latent defects or deficiencies with respect to the Property, (iii) any and all matters related to the Property or any portion thereof, including without limitation, the condition and/or operation of the Property and each part thereof, and (iv) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property. Except as expressly set forth herein or in any closing document, Buyer hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including, but not limited to, a private right of action under the federal superfund laws, 42 U.S.C. Sections 9601 et seq. and California Health and Safety Code Sections 25300 et seq. (as such laws and statutes may be amended, supplemented or replaced from time to time), directly or indirectly, against Seller and the Indemnitees or their agents in connection with Claims described above and expressly waives the provisions of Section 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

and all similar provisions or rules of law. Except as expressly set forth herein or in any closing document, Buyer elects to and does assume all risk for such Claims heretofore and hereafter arising, whether now known or unknown by Buyer. The aforementioned release shall not include or be applicable to any Claims arising out of the entry into or performance of this Agreement or any closing document by Seller nor any Claims directly resulting from or relating to a breach by Seller of any of the representations made in Section 9 hereof so long as any such Claim (in each instance) is made by Buyer within the six (6) month survival period specified in Section 9 above. After the expiration of said six (6) month period the aforementioned release will also include all Claims resulting from or relating to any breach by Seller of the representations made in Section 9 of this Agreement unless filed prior to the expiration of said six (6)- month period. In this connection and to the greatest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that, except as expressly set forth herein or in any closing document, Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown Claims, debts, and controversies which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder. Without limiting the foregoing, if Buyer has actual knowledge of (a) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (b) any breach or inaccuracy in any representation of Seller made in this Agreement, and Buyer nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Buyer shall be conclusively deemed to have waived any such default and/or breach or inaccuracy and shall have no Claim against Seller or hereunder with respect thereto. Notwithstanding anything to the contrary contained herein, if Buyer obtains actual knowledge of any material default by Seller under this Agreement or any material breach or material inaccuracy in any representation of Seller set forth in Section 9 above, Buyer may terminate this Agreement and receive a return of the Deposit upon written notice to Seller within five (5) business days after Buyer learns of such default or breach if, within five (5) business days after Buyer’s notice to Seller, Seller notifies Buyer in writing that Seller elects not to cure or remedy any such default or breach. Failure by Seller to so notify Buyer shall be deemed Seller’s election not to cure or remedy any such default or breach. Upon such termination, the parties shall have no further obligations hereunder except for Buyer’s and Seller’s Surviving Obligations. Notwithstanding anything to the contrary herein, subject to Buyer’s termination right (and any liability or obligations which expressly survive such termination), Seller shall not have any liability whatsoever to Buyer with respect to any matter disclosed to or discovered by Buyer or its agents or representatives prior to the Closing Date.

Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 10.6. Seller and Buyer have each initialed this Section 10.6 to further indicate their awareness and acceptance of each and every provision hereof. The provisions of this Section 10.6 shall survive the Closing and/or any expiration or earlier termination of this Agreement, and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

SELLER’S INITIALS:	BUYER’S INITIALS:

10.7 As-Is Condition of Property. Buyer specifically acknowledges, represents and warrants that prior to Closing, it and its agents and representatives will have thoroughly inspected the Property and observed the physical characteristics and condition of the Property. Except as expressly set forth herein or in any closing document, by Buyer purchasing the Property and upon the occurrence of the Closing, Buyer waives any and all right or ability to make a claim of any kind or nature against Seller or any Indemnitee for any and all deficiencies or defects in the physical characteristics and condition of the Property which would be disclosed by such inspection, and expressly agrees to acquire the Property with any and all of such deficiencies and defects and subject to all matters disclosed by Seller herein or in any separate writing with respect to the Property and/or disclosed in and set forth in the Natural Hazard Disclosure Statement for the Property. Buyer further acknowledges and agrees that except for any representations expressly made by Seller in Section 9 of this Agreement or in any closing document, neither Seller nor any of Seller’s employees, agents or representatives have made any representations, warranties or agreements by or on behalf of Seller of any kind whatsoever, whether oral or written, express or implied, statutory or otherwise, as to any matters concerning the Property, the condition of the Property, the size of the Land, the size of the Improvements (including without limitation, any discrepancies in the actual rentable square footage of any premises within the Improvements), the present use of the Property or the suitability of Buyer’s intended use of the Property. Buyer hereby acknowledges, agrees and represents that, except as expressly set forth herein or in any closing document, the Property is to be purchased, conveyed and accepted by Buyer in its present condition, “AS IS”, “WHERE IS” AND WITH ALL FAULTS, and that no patent or latent defect or deficiency in the condition of the Property, whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder nor shall the Purchase Price be reduced as a consequence thereof. Any and all information and documents furnished to Buyer by or on behalf of Seller relating to the Property shall be deemed furnished as a courtesy to Buyer but without any warranty of any kind from or on behalf of Seller. Buyer hereby represents and warrants to Seller that Buyer has performed or will perform an independent inspection and investigation of the Property and has also investigated or will investigate operative or proposed governmental laws and regulations, including, without limitation, land use laws and regulations to which the Property may be subject. Buyer further represents that, except as expressly set forth herein or in any closing document, it shall acquire the Property solely upon the basis of its independent inspection and investigation of the Property, including without limitation, (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, or whether the Land lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone, (ii) the dimensions or lot size of the Land or the square footage of the Improvements thereon, (iii) the development or income potential, or rights of or relating to, the Property or its use, habitability, merchantability or fitness, or the suitability, value or adequacy of such Property for any particular purpose, (iv) the zoning or other legal status of the Property or any other public or private restrictions on the use of the Property, (v) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or regulatory agency or authority or of any other person or entity (including, without limitation, the American with Disabilities Act), (vi) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer’s intended use or development of the Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about the Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements, (ix) the condition of title to the Land, (x) any agreements affecting the Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to the Property, (xi) Seller’s ownership of the Property or any portion thereof, or (xii) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of the Property. Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of Seller, nor any member partner, officer, employee, attorney, property manager, agent or broker of Seller, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Buyer except as expressly provided in this Agreement or any closing document. Buyer further acknowledges and agrees that Seller is not under any duty to make any inquiry regarding any matter that may or may not be known to the Seller or any member, partner, officer, employee, attorney, property manager, agent or broker of Seller.

SELLER’S INITIALS:	BUYER’S INITIALS:

Any reports, repairs or work required by Buyer are the sole responsibility of Buyer, and Buyer agrees that there is no obligation on the part of Seller to make any changes, alterations or repairs to the Property or to cure any violations of law or to comply with the requirements of any insurer. Buyer is solely responsible for obtaining any certificate of occupancy or any other approval or permit necessary for transfer or occupancy of the Property and for any repairs or alterations necessary to obtain the same, all at Buyer’s sole cost and expense. The provisions of this Section 10.7 shall survive the Closing and/or any expiration or earlier termination of this Agreement, and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

11. Intentionally omitted..

12. Remedies.

12.1 Liquidated Damages. FROM AND AFTER THE EFFECTIVE DATE, IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED DUE TO A DEFAULT OF BUYER, THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT OF THE DEPOSIT) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 12.1 BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S EXCLUSIVE REMEDY IN LAW OR IN EQUITY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR DUE TO THE DEFAULT OF BUYER AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM SUCH

FAILURE OF THE SALE TO CLOSE. SUCH RECOVERY OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR PROVISION. IN ADDITION, BUYER SHALL PAY ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 12 LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO (A) THE OTHER PARTY’S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH THIS AGREEMENT, OR (B) THIRD PARTY CLAIMS. BY THEIR SEPARATELY EXECUTING THIS SECTION 12.1 BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT SAID AMOUNT IS PRESENTLY A REASONABLE SUM CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE SUM TO THE RANGE OF HARM TO SELLER THAT REASONABLY COULD BE ANTICIPATED, AND THAT PROOF OF ACTUAL DAMAGES WOULD BE COSTLY AND EXTREMELY DIFFICULT OR IMPRACTICABLE.

Seller’s initials	Buyer’s initials

12.2 Seller’s Default. If the sale of the Property as contemplated hereunder is not consummated due to a default of Seller, Buyer’s sole and exclusive remedies shall be either to (i) sue for specific performance, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder, or (ii) terminate this Agreement and obtain a refund of the Deposit and all documented and reasonable out-of-pocket costs incurred by Buyer in performing its inspections, investigations and other due diligence review of the Property up to (but not in excess of) Fifty Thousand and No/100 Dollars ($50,000.00), which return and recovery shall operate to terminate this Agreement and release Seller from any and all liability hereunder. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which the Closing Date was to have occurred. Except for, and in consideration of, the foregoing right of Buyer to sue for specific performance, or alternatively, to obtain a refund of the Deposit and reimbursement of Buyer’s documented and reasonable out-of-pocket expenses incurred in performing its inspections, investigations and other due diligence review of the Property, Buyer hereby waives any other remedies available at law or in equity with respect to any such default of Seller if the Closing does not occur; provided, however, that if the remedy of specific performance is not available due to the intentional and willful default of Seller, Buyer may seek damages, subject, however, to the provisions of this Agreement.

Buyer’s Initials:

12.3 Limitations on Seller’s Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT WILL SELLER OR ANY OTHER INDEMNITEE BE LIABLE TO BUYER IN CONTRACT, TORT OR OTHERWISE WITH RESPECT TO ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY CLOSING DOCUMENT OTHER THAN SELLER’S ACTUAL FRAUD. IN ADDITION, IN NO EVENT WILL SELLER OR ANY OTHER INDEMNITEE BE LIABLE TO BUYER UNLESS AND UNTIL THE AGGREGATE AMOUNT OF DAMAGES FOR WHICH SELLER IS OBLIGATED TO INDEMNIFY BUYER PURSUANT TO THIS AGREEMENT EXCEEDS THE SUM OF FIVE THOUSAND DOLLARS ($5,000.00) (THE “BASE AMOUNT”) WHEREUPON SELLER SHALL BE LIABLE FOR ALL SUCH DAMAGES, INCLUDING THE BASE AMOUNT, BUT IN NO EVENT WILL SELLER BE LIABLE TO BUYER FOR ANY DAMAGES TO THE BUYER IN EXCESS OF THE SUM OF FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00).

Buyer’s Initials:

12.4 Waiver. Buyer and Seller hereby acknowledge that each has read and is familiar with the provisions of California Civil Code Section 1542, which is set forth below: By initialing below, Buyer and Seller hereby waive the provisions of Section 1542 solely in connection with the matters which are the subject of the foregoing waivers and releases:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Buyer’s Initials:                                          Seller’s Initials:

12.5 All of the foregoing waivers and releases by Buyer and Seller set forth in this Section 12 shall survive any expiration or earlier termination of this Agreement, and shall not be deemed merged into any instrument or conveyance delivered at Closing.

13. Casualty; Condemnation; Operation of Property.

13.1 Casualty. If, prior to the Closing, any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. If such damage is material, Buyer may elect by notice to Seller given within ten (10) business days after Buyer is notified of such damage (and the Closing shall be extended, if necessary, to give Buyer such ten (10) business day period to respond to such notice) to proceed in the same manner as in the case of damage that is not material or terminate this Agreement, in which event the Deposit shall be immediately returned to Buyer. Damage as to any one or multiple occurrences is material if the cost to repair the damage, as reasonably estimated by Buyer and Seller, exceeds $500,000 for an insured casualty and $75,000 for an uninsured casualty. If such damage is not material, at Closing Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all insurance proceeds, if any, payable to Seller with respect to such destruction (but not in excess of the Purchase Price) and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price (except that Buyer shall receive a credit at Closing for the amount of any deductible or, in the event of a non-material uninsured casualty, the amount, not to exceed $75,000.00, necessary to repair any damage caused by the non-material uninsured casualty). Seller shall keep its present casualty insurance and, to the extent Seller carries it, earthquake insurance with respect to the Property in full force and effect until Closing.

13.2 Condemnation. In the event that all or any substantial portion of the Property shall be taken in condemnation or under the right of eminent domain after the Effective Date and before the Closing, Buyer, at its option, may either (i) terminate this Agreement by written notice thereof to Seller and receive an immediate refund of the Deposit, together with any interest earned thereon, or (ii) proceed to close the transaction contemplated herein pursuant to the terms hereof in which event Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all awards for the taking by eminent domain which accrue to Seller and there shall be no reduction in the Purchase Price. For purposes of this provision, a “substantial portion” of the Property shall mean (a) more than ten percent (10%) of the Property is taken; (b) the access to the Property is materially reduced or restricted; or (c) the number of parking spaces are reduced in a manner which adversely impacts the Property. In the event that a portion of the Property less than a substantial portion is taken, or Buyer elects not to terminate this Agreement, Buyer shall proceed to close the transaction contemplated herein and there shall be no reduction in the Purchase Price and Seller shall assign and turn over to Buyer and Buyer shall be entitled to receive and keep all awards for the taking by eminent domain which accrue to Seller.

13.3 Operation of Property. From and after the Effective Date, Seller shall not (i) enter into any contracts or agreements which would create any rights in or encumbrance on the Property, or any portion thereof or interest therein, which would survive the Close of Escrow, without Buyer’s prior written consent; (ii) enter into any lease of the Property; or (iii) except for purposes of negotiating a back-up offer for the Property in the event that the transaction contemplated by this Agreement fails to close for any reason other than a default of Seller, solicit or make or accept any offers to sell the Property, engage in any negotiations with any third party with respect to the sale or other disposition of any of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of any of the Property. From and after the Effective Date until Close of Escrow, Seller shall maintain the Property in its present condition (“AS-IS”), subject to normal wear and tear, acts of God, casualty and condemnation excepted, all in a manner consistent with Seller’s past practice.

14. Brokerage Commissions. In the event that the transaction contemplated by this Agreement closes, a real estate commission shall be paid by Seller to CRESA Partners (“CRESA”) and Colliers International (“Colliers”) (collectively, the “Brokers”) pursuant to a separate agreement between Seller and CRESA. Seller and Buyer warrant each to the other that they have not dealt with any real estate broker other than the Brokers with regard to this transaction. Buyer agrees to indemnify and hold harmless Seller from any and all commissions claimed by Brokers or any broker or third party other than the Brokers arising by virtue of this transaction whose commissions might legally arise from acts of Buyer. Seller agrees to indemnify and hold harmless Buyer from any and all commissions claimed by any broker or third party arising by virtue of this transaction whose commissions might legally arise from acts of Seller. The obligations of indemnity of Buyer and Seller as contained in this Section 14 shall survive the Closing and/or the expiration or earlier termination of this Agreement. If for any reason the Closing does not occur (including, without limitation, a default by either Buyer or Seller, a termination of this Agreement pursuant to Sections 4, 5 or 6, or otherwise, or a mutual rescission of this Agreement by Buyer and Seller), then no commission will be paid to or deemed earned by the Brokers, in no event shall the Brokers have any interest in any liquidated damages recovered by Seller pursuant to Section 12.1 hereof, and in no event shall the Brokers have any claim or action against Seller or Buyer nor shall Seller or Buyer have any liability to the Brokers as a result thereof.

15. Notices. Any notice or report required or desired to be given regarding this Agreement shall be in writing and may be given by personal delivery, by certified mail return receipt requested, by courier service or by facsimile (provided such notice is also given by personal delivery or courier service). Any notice or report addressed to Buyer or Seller at their respective addresses set forth below shall be deemed to have been given (i) when personally delivered or (ii) if properly addressed and deposited in the mail (certified, return receipt requested) on the first business day after the date shown on the return receipt for acceptance or rejection or (iii) if properly addressed and deposited with a reputable overnight carrier, on the business day next following the date of deposit, or (iv) if properly addressed and sent by facsimile transmission, on the day of receipt by the sender of a “confirmation copy” of the facsimile transmission (confirming transmission of all pages). For this purpose, a “business day” shall be a day on which such reputable overnight carrier has regularly scheduled delivery (excluding Saturdays, Sundays and state and federally recognized holidays). A copy of each notice to Buyer shall be delivered to:

c/o CarrAmerica Realty Corporation

1850 K Street, NW, Suite 500

Washington, DC 20006

Attention: Thomas R. Levy

Facsimile No.: (202) 729-1060

Phone No.:      (202) 729-7525

with a copy to:

Mayer, Brown, Rowe & Maw LLP

71 South Wacker Drive

Chicago, IL 60606

Attention: Jeffrey A. Usow

Facsimile No.: (312) 706-8725

Phone No.:      (312) 701-8612

A copy of each notice to Seller shall be delivered to:

NetIQ Corporation

3553 North First Street

San Jose, California 95134

Attn: Senior Vice President and General Counsel

Facsimile No.: (408) 856-3777

Phone No.: (408) 856-3000

with a copy to:

GCA Law Partners LLP

1891 Landings Drive

Mountain View, California 94043

Attn: Deborah C. Aikins

Facsimile No.: (650) 428-3901

Phone No.: (650) 237-7216

16. Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and successors and assigns of Seller and Buyer; provided, however, that Buyer shall not, prior to the Closing, assign Buyer’s rights and obligations pursuant to this Agreement to any party without the prior written consent of Seller, which consent Seller shall not unreasonably withhold; provided, however, that Seller’s consent shall not be required for an assignment (i) to effect an Exchange pursuant to Section 3.4 or (ii) to an entity that controls, is controlled by or under common control with Buyer, so long as Buyer notifies Seller in writing of any such assignment not later than five (5) days prior to Closing and delivers a copy of the fully executed written assignment at Closing. Any such assignment shall not release Buyer of its obligations or liabilities hereunder.

17. Miscellaneous.

17.1 Time. Time is of the essence of each and every term, provision and covenant of this Agreement. Except as expressly provided otherwise herein, the expiration of any period of time prescribed in this Agreement shall occur at 11:59 p.m. of the last day of such period. Should any period of time prescribed herein end on a Saturday, Sunday or legal holiday (recognized in San Francisco, California), the period of time shall automatically be extended to 11:59 p.m. (or such other time as is expressly provided herein) of the next full business day.

17.2 No Waiver. No waiver by any party of the performance or satisfaction of any covenant or condition shall be valid unless in writing and shall not be considered to be a waiver by such party of any other covenant or condition hereunder.

17.3 Entire Agreement. This Agreement contains the entire agreement between the parties regarding the Property and supersedes all prior agreements, whether written or oral, between the parties regarding the same subject. This Agreement shall not be modified by either party by any oral representation made before or after the execution of this Agreement, and all modifications must be in writing signed by Seller and Buyer. If more than one person or entity is identified as Buyer hereunder, the obligations of each and all of them under this Agreement shall be joint and several

17.4 Survival. The provisions of this Agreement shall not merge with the delivery of the Deed but shall, except as otherwise provided in this Agreement, survive the Closing.

17.5 Severability. In the case that any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

17.6 Captions. Paragraph titles or captions contained in this Agreement are inserted as a matter of convenience only and for reference, and in no way define, limit, extend or describe the scope of this Agreement.

17.7 Exhibits. All exhibits attached hereto shall be incorporated herein by reference as if set out herein in full.

17.8 Relationship of the Parties. The parties acknowledge that neither party is an agent for the other party, and that neither party shall or can bind or enter into agreements for the other party.

17.9 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and be construed in accordance with the laws of the State of California.

17.10 Review by Counsel. The parties acknowledge that each party and its counsel have reviewed and approved this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

17.11 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original. This Agreement shall only be effective if a counterpart is signed by both Seller and Buyer.

17.12 Filing of Reports. The Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 as amended (and any similar reports or returns required under any state or local laws) in connection with the Closing.

17.13 Third Party Beneficiaries. This Agreement is for the benefit of Buyer and Seller and their respective shareholders, partners and successors, and no third party shall be entitled to the benefit of any of the provisions of this Agreement.

17.14 Facsimile Signatures. Seller and Buyer each (i) has agreed to permit the use from time to time, where appropriate, of facsimile signatures in order to expedite the transaction contemplated by this Agreement, (ii) intends to be bound by its respective facsimile signature, (iii) is aware that the other will rely on the facsimiled signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this Agreement and the documents affecting the transaction contemplated by this Agreement based on the fact that a signature was sent by facsimile only.

17.15 Mutual Cooperation. Each party hereto agrees to execute, acknowledge and deliver or to cause to have executed, acknowledged and delivered, such other and further instruments and documents as may reasonably be requested by the other to carry out this Agreement. Each party hereto shall use its good faith efforts to cause satisfaction of all conditions to its obligation under this Agreement, and to exercise good faith in fulfilling its obligations under this Agreement.

17.16 Confidentiality. Buyer agrees that, prior to Closing, (a) except as otherwise provided or required by valid law (subject to the provisions of Section 4.2. above), and/or (b) except to the extent reasonably necessary to deliver such documents or information to Buyer’s employees, paralegals, attorneys, lenders and/or consultants in connection with Buyer’s evaluation of this transaction or to conduct its due diligence activities as contemplated herein, (i) Buyer and Buyer’s Agents shall use all diligent efforts to keep the contents of any materials, reports, documents, data, test results, and other information related to the transaction contemplated hereby, including without limitation, the Property Information, the Information (as defined in Section 4.2 above) and all other information regarding Buyer’s acquisition or ownership of the Property, strictly confidential, (ii) Buyer and Buyer’s Agents shall keep and maintain the contents of this Agreement, including without limitation, the amount of consideration being paid by Buyer for the Property strictly confidential, and (iii) Buyer and Buyer’s Agents shall refrain from generating or participating in any publicity or press release regarding this transaction without the prior written consent of Seller. Buyer acknowledges that significant portions of the Property Information are confidential or proprietary in nature and that Seller would suffer significant and irreparable harm in the event of the misuse or disclosure of the Property Information. Without affecting any other rights or remedies that either party may have, Buyer acknowledges and agrees that Seller shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach, threatened breach or anticipatory breach of the provisions of this Section 17.16 by Buyer or any of Buyer’s Agents. The provisions of this Section 17.16 shall survive any expiration or earlier termination of this Agreement.

17.17 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.18 Personal Property. At the Closing, Seller shall transfer to Buyer, by way of a bill of sale in substantially the form attached hereto as Exhibit “D” and incorporated by reference herein, all of that certain personal property, including, without limitation, the interior cubicles, furniture, outdoor furniture, kitchen appliances, building systems and gym equipment, located on the Property as of the Effective Date (the “Personal Property”), which Personal Property shall not include only those items attached as Schedule 4 to Exhibit “D”. Buyer shall take delivery of the Personal Property in its “as-is, where-is, with all faults” condition. Seller makes no representation or warranty of any kind with respect to the Personal Property, including, without limitation, any representation or warranty regarding the condition or fitness of the Personal Property for Buyer’s proposed or actual use thereof, or implied warranties as to merchantability or fitness for a particular purpose; provided, however, that Seller warrants that it is conveying title to the Personal Property free of liens and encumbrances.

18. Seller Leaseback. At Closing, Seller and Buyer shall enter into a lease of the Property (including the right to use the Personal Property during the term of the lease) in the form attached hereto as Exhibit “G” and incorporated by reference herein.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set forth below.

BUYER:

CARRAMERICA REALTY OPERATING PARTNERSHIP, LP., a Delaware limited partnership By: CARRAMERICA REALTY CORPORATION, a Maryland corporation, its general partner

By:

Printed Name:

Title:
Date:

SELLER:

NETIQ CORPORATION, a Delaware corporation

By:

Printed Name:

Title:
Date: